As filed with the Securities and Exchange Commission on June 10, 2026

File No. 024-12356

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

(Post-Qualification Amendment No. 8)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

NEPTUNE REM, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

30 N. Gould St. Suite R

Sheridan WY 82801

Phone: 970-634-9281

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Chris Gerardi

Chief Executive Officer

Chief Financial Officer

30 N. Gould St. Suite R

Sheridan WY 82801

Phone: 970-634-9281

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Faith L. Charles

Thompson Hine LLP

300 Madison Avenue, 27th Floor

New York, New York 10017-6232

Phone: (212) 344-5680

Fax: (212) 344-6101

6510	92-1301404
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This is an “exhibits-only” post-qualification amendment to an offering statement on Form 1-A filed by Neptune REM, LLC (“Neptune REM”). Such offering statement (SEC File No. 024-12356) was originally filed by Neptune REM on November 9, 2023, was amended by Phoenix on multiple occasions thereafter and was qualified by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2024.

The purpose of this post-qualification amendment is to file the Form of Property Management Agreement for the Jameson Property and the Macallan Property, updated forms of the Form of Property Management Agreement for the Rossville Property and the Melwood Property, and the Form of Escrow Agreement for the Garrison Property, the Jameson Property, the Macallan Property, the Rossville Property, and the Melwood Property.

PART III

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

No.	Exhibit Description
2.1*	Certificate of Formation of Neptune REM, LLC

2.2*	Second Amended and Restated Operating Agreement of Neptune REM, LLC

3.1*	Form of Series Designation of The Cedar Ridge Series, a series of Neptune REM, LLC

3.2*	Form of Series Designation of The Dalmore Series, a series of Neptune REM, LLC

3.3*	Form of Series Designation of The Templeton Series, a series of Neptune REM, LLC

3.4*	Form of Series Designation of The Woody Creek Series, a series of Neptune REM, LLC

3.5*	Form of Series Designation of The Blanton Series, a series of Neptune REM, LLC

3.6*	Form of Series Designation of The Stag Series, a series of Neptune REM, LLC

3.7*	Form of Series Designation of The Garrison Series, a series of Neptune REM, LLC

3.8*	Form of Series Designation of The Macallan Series, a series of Neptune REM, LLC

3.9*	Form of Series Designation of The Jameson Series, a series of Neptune REM, LLC

3.10*	Form of Series Designation of The Melwood Series, a series of Neptune REM, LLC

3.11*	Form of Series Designation of The Rossville Series, a series of Neptune REM, LLC

4.1	Form of subscription agreement of The Cedar Ridge Series, a series of Neptune REM, LLC

4.2	Form of subscription agreement of The Dalmore Series, a series of Neptune REM, LLC

4.3	Form of subscription agreement of The Templeton Series, a series of Neptune REM, LLC

4.4	Form of subscription agreement of The Woody Creek Series, a series of Neptune REM, LLC

4.5	Form of subscription agreement of The Blanton Series, a series of Neptune REM, LLC

4.6	Form of subscription agreement of The Stag Series, a series of Neptune REM, LLC

4.7*	Form of subscription agreement for Realbricks Referral Program

4.8	Form of subscription agreement of The Garrison Series, a series of Neptune REM, LLC

4.9	Form of subscription agreement of The Macallan Series, a series of Neptune REM, LLC

4.10	Form of subscription agreement of The Jameson Series, a series of Neptune REM, LLC

4.11	Form of subscription agreement of The Melwood Series, a series of Neptune REM, LLC

4.12	Form of subscription agreement of the Rossville Series, a series of Neptune REM, LLC

6.1*	Broker Dealer Agreement, dated August 17, 2023 between Neptune REM, LLC and Dalmore Group, LLC

6.2*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.3*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.4*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.5*	Form of Purchase and Sale Agreement dated March 20, 2023, between Neptune REM, LLC and The Woody Creek Series, a series of Neptune REM, LLC

6.6*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Cedar Ridge Series, a series of Neptune REM, LLC

6.7*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Dalmore Series, a series of Neptune REM, LLC

6.8*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Templeton Series, a series of Neptune REM, LLC

6.9*	Form of Property Management Agreement dated March 21, 2023, between Neptune REM, LLC and The Woody Creek, a series of Neptune REM, LLC

6.10*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.11*	Form of Purchase and Sale Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.12*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Blanton Series, a series of Neptune REM, LLC

6.13*	Form of Property Management Agreement dated January 12, 2024, between Neptune REM, LLC and The Stag Series, a series of Neptune REM, LLC

6.14*	Stock Repurchase Agreement, dated January 27, 2025, between Terra Mint Group, Corp. and the Estate of Ahmed Mohamed Khaleel

6.15*	Uniform Purchase Agreement for the sale of the Templeton Property, dated November 7, 2024

6.16*	Form of Property Management Agreement, dated August 13, 2025, between Neptune REM, LLC and The Garrison Series, a series of Neptune REM, LLC

6.17*	Home Purchase Agreement for the Garrison Property, dated September 17, 2025, between Neptune REM, LLC and D.R. Horton, Inc.

6.18*	Home Purchase Agreement for the Macallan Property, dated January 23, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.19*	Home Purchase Agreement for the Jameson Property, dated January 23, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.20*	Uniform Purchase Agreement for the sale of the Cedar Ridge Property, dated July 3, 2025

6.21	Form of Property Management Agreement for the Melwood Property, dated May 4, 2026

6.22*	Home Purchase Agreement for the Melwood Property, dated April 30, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.23	Form of Property Management Agreement for the Rossville Property, dated May 4, 2026

6.24*	Home Purchase Agreement for the Rossville Property, dated April 25, 2026, between Neptune REM, LLC and D.R. Horton, Inc.

6.25	Form of Property Management Agreement for the Jameson Property, dated January 30, 2026

6.26	Form of Property Management Agreement for the Macallan Property, dated January 30, 2026

8.1*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Cedar Ridge Series, a series of Neptune REM LLC

8.2*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Dalmore Series, a series of Neptune REM LLC

8.3*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Templeton Series, a series of Neptune REM LLC

8.4*	Escrow Agreement dated [*], 2023, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Woody Creek Series, a series of Neptune REM LLC

8.5*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Blanton Series, a series of Neptune REM LLC

8.6*	Escrow Agreement dated [*], 2024, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Stag Series, a series of Neptune REM LLC

8.7	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Garrison Series, a series of Neptune REM LLC

8.8	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Macallan Series, a series of Neptune REM LLC

8.9	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Jameson Series, a series of Neptune REM LLC

8.10	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Melwood Series, a series of Neptune REM LLC

8.11	Escrow Agreement, dated [*], 2026, by and among North Capital Private Securities Corporation, Terra Mint Group, Corp. and The Rossville Series, a series of Neptune REM LLC

11.1*	Consent of Artesian CPA, LLC

12.1*	Opinion of Thompson Hine LLP

13.1*	Testing the Waters materials

* Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Post-Qualification Amendment No. 8 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Delaware, on June 10, 2026.

Neptune REM LLC, a Delaware limited liability company

By	Terra Mint Group, Corp., a Wyoming corporation
Its:	Managing Member

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer and Chief financial Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Terra Mint Group, Corp., a Wyoming Corporation

By:	/s/ Chris Gerardi
Name:	Chris Gerardi
Title:	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, and Director, Terra Mint Group, Corp.

Date:	June 10, 2026

By:	/s/ Eugene M. Frederick
Name:	Eugene M. Frederick
Title:	Chief Growth Officer and Director, Terra Mint Group, Corp.

Date:	June 10, 2026